AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 7, 2000
                                              REGISTRATION NO. 333-________
===========================================================================
                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549
                    -----------------------------------

                                  FORM S-8

                           REGISTRATION STATEMENT
                                   UNDER
                         THE SECURITIES ACT OF 1933

                    -----------------------------------
                     CABOT MICROELECTRONICS CORPORATION
           (Exact name of registrant as specified in its charter)

         DELAWARE                                           36-4324765
     (State or other                                     (I.R.S. Employer
     jurisdiction of                                  Identification Number)
     incorporation or
      organization)

                          870 NORTH COMMONS DRIVE
                           AURORA, ILLINOIS 60504
           (Address of registrant's principal executive offices)

      CABOT MICROELECTRONICS CORPORATION EMPLOYEE STOCK PURCHASE PLAN
                          (Full title of the plan)


                              MATTHEW NEVILLE
                   PRESIDENT AND CHIEF EXECUTIVE OFFICER
                     CABOT MICROELECTRONICS CORPORATION
                          870 NORTH COMMONS DRIVE
                           AURORA, ILLINOIS 60504
                               (630) 375-6631
         (Name, address, and telephone number of agent for service)

                      CALCULATION OF REGISTRATION FEE

==============================================================================
                                     PROPOSED      PROPOSED
                         AMOUNT TO    MAXIMUM       MAXIMUM
                            BE        OFFERING     AGGREGATE        AMOUNT OF
TITLE OF SECURITIES     REGISTERED   PRICE PER      OFFERING      REGISTRATION
 TO BE REGISTERED           (1)      SHARE (2)     PRICE (2)           FEE
------------------------------------------------------------------------------
Common Stock, par value   475,000    $25.25       $11,993,750.00    $3,167.00
$.001 per share (3)       shares
------------------------------------------------------------------------------

(1) Plus such additional number of shares as may be required in the event of a stock dividend, stock split, recapitalization or other similar event in accordance with Rule 416 of the Securities Act of 1933, as amended (the "Securities Act").

(2) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(h) of the Securities Act.

(3)  Includes the Rights associated with the Common Stock.

                                   PART I

                              EXPLANATORY NOTE

     This Form S-8 Registration Statement relates to 475,000 shares of common stock of Cabot Microelectronics Corporation, par value $.001 per share (the "Common Stock"), which may be issued under our Employee Stock Purchase Plan (the "ESPP").

     The documents containing information specified by Part I of this Registration Statement have been or will be sent or given to participants in the ESPP as specified in Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the "SEC") under the Securities Act. Such document(s) are not required to be filed with the SEC but constitute (along with the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act.

     References  to  the  "Company"   shall  mean  Cabot   Microelectronics
Corporation, a Delaware corporation.

                                  PART II

             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


     ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

     We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference rooms in Washington, D.C., New York, NY and Chicago, IL. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from the SEC's web site at http://www.sec.gov. Reports, proxy and information statements and other information concerning us can also be inspected at the offices of the Nasdaq Stock Market's National Market, 33 Whitehall Street, New York, NY 10004.

     The SEC allows us to "incorporate by reference" information into this Registration Statement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this Registration Statement, and later information that we file with the SEC will automatically update this Registration Statement. We incorporate by reference the following documents and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the termination of the offering:

     (a) Our prospectus filed with the SEC on April 4, 2000 pursuant to Rule 424(b) of the Securities Act in connection with the Form S-1, which includes our audited financial statements for the fiscal year ended September 30, 1999 and describes the terms of the Common Stock.

     (b) Our Registration Statement of Form 8-A filed with the SEC on April 3, 2000, which describes the terms of the Common Stock.


     ITEM 4. DESCRIPTION OF SECURITIES

     Not applicable.


     ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

     Fried, Frank, Harris, Shriver & Jacobson (a partnership including professional corporations), New York, New York, will pass upon the validity of the issuance of the shares of Common Stock.


     ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the Delaware General Corporation Law (the "DGCL") provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys'
fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits and proceedings, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation -- a "derivative action"), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with the defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation's certificate of incorporation, bylaws, disinterested director vote, stockholder vote, agreement, or otherwise.

     Our bylaws and our certificate of incorporation require us to indemnify to the fullest extent authorized by the DGCL any person made or threatened to be made a party to an action, suit or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he or she is or was a director or officer of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise.

     As permitted by section 102(b)(7) of the DGCL, our certificate of incorporation eliminates the liability of a director to the corporation or its stockholders for monetary damages for such breach of fiduciary duty as a director, except for liabilities arising (a) from any breach of the director's duty of loyalty to the corporation or its stockholders; (b) from acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (c) under section 174 of the DGCL; or (d) from any transaction from which the director derived an improper personal benefit.

     We intend to obtain primary and excess insurance policies insuring our directors and officers and those of our subsidiaries against certain liabilities they may incur in their capacity as directors and officers. Under these policies, the insurer, on our behalf, may also pay amounts for which we have granted indemnification to the directors or officers.

     Additionally, reference is made to the Underwriting Agreement filed as
Exhibit 1.1 to our Registration Statement No. 333-95093 on Form S-1, which provides for indemnification by our underwriters, their directors and officers who sign the registration statement and persons who control us, under certain circumstances.


     ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

     Not applicable.


     ITEM 8. EXHIBITS

EXHIBIT NO.             DESCRIPTION OF EXHIBIT
-----------             ----------------------

4.1 Form of Certificate of Incorporation of the Company previously filed as Exhibit 3.1 to the Company's Registration Statement No. 333-95093 on Form S-1, and incorporated herein by reference

4.2                     Form of By-Laws of the Company  previously filed as
                        Exhibit 3.2 to the Company's Registration Statement No. 333-95093 on Form S-1, and incorporated herein by reference

4.3 Form of Cabot Microelectronics Corporation Employee Stock Purchase Plan, previously filed as Exhibit
                        10.15 to the Company's Registration Statement No. 333-95093 on Form S-1, and incorporated herein by reference

5.1*                    Opinion of Fried, Frank, Harris, Shriver & Jacobson

23.1                    Consent of Fried, Frank, Harris, Shriver & Jacobson
                        (included in Exhibit 5.1)

23.2* Consent of PricewaterhouseCoopers LLP (independent public accountants)

-------------------------
*    Filed herewith.


     ITEM 9. UNDERTAKINGS

     The Company hereby undertakes:

          (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

     provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

          (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (d) That, for the purpose of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to
     Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the provisions described in Item 6 of this Registration Statement, or otherwise, the Company has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                 SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Aurora, State of Illinois, on April 7, 2000.

                                    CABOT MICROELECTRONICS CORPORATION


                                    /s/ Matthew Neville
                                    ---------------------------------------
                                    By:  Matthew Neville
                                    President and Chief Executive Officer


                             POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS:

     That the undersigned officers and directors of Cabot Microelectronics Corporation, a Delaware corporation, do hereby constitute and appoint Matthew Neville and William C. McCarthy, and each of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act and any rules or regulations or requirements of the Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

     IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

      SIGNATURE                       TITLE                           DATE
----------------------  -----------------------------------  -------------------

/s/ Kennett F. Burnes         Chairman of the Board              April 7, 2000
----------------------
  Kennett F. Burnes


/s/ Matthew Neville           President and Chief Executive      April 7, 2000
----------------------        Officer, Director (Principal
   Matthew Neville            Executive Officer)


/s/ William C. McCarthy       Vice President, Chief Financial    April 7, 2000
----------------------        Officer and Treasurer (Principal
 William C. McCarthy          Financial and Accounting Officer)


/s/ Samuel W. Bodman          Director                           April 7, 2000
----------------------
   Samuel W. Bodman


/s/ William P. Noglows        Director                           April 7, 2000
----------------------
  William P. Noglows

                             INDEX TO EXHIBITS

EXHIBIT NO.             DESCRIPTION OF EXHIBIT
-----------             ----------------------

4.1 Form of Certificate of Incorporation of the Company previously filed as Exhibit 3.1 to the Company's Registration Statement No. 333-95093 on Form S-1, and incorporated herein by reference

4.2                     Form of By-Laws of the Company  previously filed as
                        Exhibit 3.2 to the Company's Registration Statement No. 333-95093 on Form S-1, and incorporated herein by reference

4.3 Form of Cabot Microelectronics Corporation Employee Stock Purchase Plan, previously filed as Exhibit
                        10.15 to the Company's Registration Statement No. 333-95093 on Form S-1, and incorporated herein by reference

5.1*                    Opinion of Fried, Frank, Harris, Shriver & Jacobson

23.1                    Consent of Fried, Frank, Harris, Shriver & Jacobson
                        (included in Exhibit 5.1)

23.2* Consent of PricewaterhouseCoopers LLP (independent public accountants)


-------------------------
*    Filed herewith.